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                                                                     EXHIBIT 5.1


                     FOREHT LAST LANDAU MILLER & KATZ, LLP

                                                                November 3, 2000
                                Attorneys At Law
                              415 Madison Avenue
                                  16th Floor
                           New York, New York 10017

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                Re:  AstroPower, Inc.
                     Registration Statement on Form S-3 filed November 3, 2000
                     ---------------------------------------------------------

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-3 (the "Registration Statement"), filed by AstroPower, Inc., a Delaware Corporation (the "Company"), with the Securities Exchange Commission (the "Commission") on November 3, 2000, relating to the issuance by the Company of a maximum of 2,300,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

        We have reviewed the Amended and Restated Certificate of Incorporation and the Amendment thereto, the Amended and Restated By-Laws of the Company, and records of certain of the Company's corporate proceedings as reflected in the Company's minute books, and have examined such authorities and statutes as we have deemed relevant to the opinion set forth hereinafter.

        Based upon the foregoing, it is our opinion that:


        (a) the maximum of 2,300,000 shares of Common Stock proposed to be issued by the Company will, when issued pursuant to, and in the manner contemplated by the Registration Statement, be legally issued, fully paid and non-assessable in accordance with the laws of the State of Delaware; and

        (b) all of the Company's issued and outstanding shares of Common Stock are legally issued, fully paid, and non-assessable in accordance with the laws of the State of Delaware.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus which forms a part thereof.



                                Respectfully submitted,


                                FOREHT LAST LANDAU MILLER & KATZ, LLP



                                By: /s/      Peter Landau
                                      -------------------------------------
                                             Peter Landau